                                   FORM 8-A
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          Oil Service HOLDRSSM Trust
            (Exact name of registrant as specified in its charter)

              New York                                 not applicable
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

c/o The Bank of New York, as Trustee
      101 Barclay Street, 22-W
         New York, New York                                 10286
(Address of principal executive offices)                  (Zip Code)


  Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                          Name of each exchange on which
to be so registered:                         each class is to be registered:

Oil Service HOLDRS                                 American Stock Exchange

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

    Securities Act registration file number to which this form relates:

    333-52022

    Securities to be registered pursuant to Section 12(g) of the Act:

    None

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

    The description of the 1,000,000,000 Depositary Receipts to be issued by the Oil Service HOLDRS Trust (the "Oil Service HOLDRS") to be registered hereunder is set forth under the caption entitled "Description of Oil Service HOLDRS" in the prospectus (the "Prospectus"), which description is hereby incorporated by reference. The Prospectus will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 and such Prospectus will be incorporated by reference in this registration statement, Form 8-A, upon its filing.

Item 2.  Exhibits.

  1. Form of Depositary Trust Agreement is set forth in Exhibit 4.1 to the registrant's Registration Statement on Form S-1 (Registration No. 333-52022) (the "Registration Statement") and is incorporated herein by reference.

  2. Form of Oil Service HOLDRS is set forth in Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.

                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED, as Initial Depositor, on
                                  behalf of Oil Service HOLDRS Trust

Date:   January 12, 2001

                                  By: /s/ Stephen G. Bodurtha
                                      -----------------------
                                  Name:  Stephen G. Bodurtha
                                  Title: Attorney-in-Fact